Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS OF

AUTHENTIDATE HOLDING CORP.

(Amended and Restated as of December 7, 2016)

aRTICLE I - OFFICES

1.1           Registered Office.

The corporation shall have and maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business.

1.2           Other Offices.

The corporation may also have offices and places of business at such places within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

aRTICLE II - STOCK AND STOCKHOLDERS

2.1           Certificates Representing Stock.

Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board or by the President or Executive Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. The certificates for shares of stock of the corporation shall be in such form as shall be determined by the Board, shall have set forth thereon any statements prescribed by statute, and shall be numbered and entered in the stock ledger of the corporation as they are issued. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

(a)          Shares Without Certificates.

Notwithstanding any other provisions herein, the Board may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Delaware General Corporation Law (the “DGCL”).

2.2           Lost Certificates.

The Board may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation which has been mutilated or which is alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof, or complying with such other procedures as may be established by the Board. The Board, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, to furnish the corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

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2.3           Fractions of Shares.

The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (l) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose.

2.4           Stock Transfers.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 2.2 of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

2.5           Record Date.

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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2.6           Meetings of Stockholders.

(a)          Time and Place.

All meetings of stockholders shall be held at such time and such place, whether within or without the State of Delaware, as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

(b)          Annual Meetings.

An annual meeting of stockholders shall be held at such time and place as designated by the Board. At each annual meeting, the stockholders shall elect a Board and transact such other business as may properly be brought before the meeting.

(c)          Special Meetings.

Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the corporation (the “Certificate”), may be called by the Chairman of the Board, the Chief Executive Officer (or, in the absence of a chief executive officer, the President) or a majority of the members of the Board then in office. The secretary of the corporation shall prepare a proper notice of any special meeting and business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting or in a duly executed waiver of notice thereof.

If any person(s), other than the Board, authorized by these By-laws to call a special meeting of stockholders calls a special meeting, the request shall (1) be in writing; (2) specify the business proposed to be transacted; and (3) be delivered personally or sent by registered mail to the secretary of the corporation. Upon receipt of such a request, the Board shall determine the date, time and place of such special meeting, which shall be scheduled to be held on a date that is within ninety (90) days of receipt by the secretary of such request, or as soon thereafter as reasonably practicable in the judgment of the Board.

(d)          Notice of Stockholders’ Meetings.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.9 or Section 8.1 of these By-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given, under the DGCL, the Certificate or these By-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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Whenever notice is required to be given under any provision of the DGCL, the Certificate or these By-laws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

(e)          Stockholder List.

The Secretary of the corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence of the stockholders entitled to examine the stock ledger, the list required by this subsection or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

(f)          Quorum.

Except as otherwise provided by statute or the Certificate, the holders of a majority of the shares of stock of the corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of stockholders. If a quorum shall not be present at the time fixed for any meeting, the chairman of the meeting or the stockholders representing a majority of the voting power of the corporation’s capital stock present at the meeting in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(g)          Conduct of Meeting.

Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, Vice-Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the Board. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting. The Board of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules or parliamentary procedures.

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(h)          Voting.

Except as otherwise provided by statute, the Certificate, or these By-laws, at any meeting of stockholders each stockholder shall be entitled to one vote for each outstanding share of stock of the corporation standing in such holder's name on the books of the corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting. At any meeting of stockholders at which a quorum is present, all elections shall be determined by plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or by proxy and entitled to vote, unless the matter is one with respect to which, by express provision of statute, the Certificate or these By-laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.5 of these By-laws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

(i)          Proxy Representation.

Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent to corporate action in writing without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

(j)          Inspectors of Election.

The Board, in advance of any meeting of stockholders, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed in advance of the meeting, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

(k)          Adjournment of Meeting; Notice.

When a meeting is adjourned to another time or place, unless these By-laws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.6 (d) and 2.9 of these By-laws.

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A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7           Advance Notice of Stockholder Business at Stockholder Meetings.

(a)          Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the corporation. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) a proper matter for stockholder action under all applicable laws and these By-laws and that has been properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in Section 2.6 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.7. For the avoidance of doubt, except for nominations made in accordance with Section 3.4 of these By-laws, clause (iii) of this Section 2.7(a) shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders.

(b)          For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed (other than as a result of adjournment) by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or the Public Announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall an adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)          To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(i)          the name and record address of the stockholder who intends to propose the business and any Stockholder Associated Person (as defined below);

(ii)         the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder and any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, and a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five business days following the record date;

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(iii)        whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a representation that the stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days after the record date for such meeting;

(iv)        a description of any agreement, arrangement or understanding (whether or not in writing) with respect to any business between or among such stockholder or Stockholder Associated Person and any other person (including without limitation any such agreements, arrangements or understandings relating to the corporation or its securities), including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or Stockholder Associated Person) and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(v)         a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(vi)        a brief description of each matter of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(vii)        any material interest of the stockholder or any Stockholder Associated Person in such business;

(viii)      a statement whether either such stockholder or any Stockholder Associated Person intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Business Solicitation Statement”); and

(ix)         any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

(d)          No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7 (and if applicable, Section 3.4 of these By-laws). In addition, business may not be brought before the meeting if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.7, and, if the chairman should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) is not present at the meeting to propose such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation. For purposes of this section and section 3.4 of these By-laws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

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(e)          Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f)          For purposes of these By-laws,

(i)          a “Stockholder Associated Person” of any stockholder shall mean (a) any beneficial owner on whose behalf the stockholder is proposing such business or, for purposes of Section 3.4 of these By-laws, proposing a director nomination and (b) any person controlling, directly or indirectly, or acting in concert with, such stockholder or beneficial owner;

(ii)         “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(iii)        shares shall be treated as “beneficially owned” by a person if the person (a) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (b) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

2.8           Action of Stockholders without a Meeting.

Any action required or permitted to be taken at an annual or special meeting of stockholders by statute, the Certificate or these By-laws, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Where any action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

2.9           Manner of Giving Notice; Affidavit of Notice.

(a)          Notice of any meeting of stockholders shall be given:

(i)          if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records;

(ii)         if electronically transmitted, as provided in Section 8.1 of these By-laws; or

(iii)        otherwise, when delivered.

(b)          An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)          Notice may be waived in accordance with Section 7.9 of these By-laws.

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aRTICLE III - DIRECTORS

3.1           Powers.

Subject to the provisions of the DGCL and any limitations in the Certificate, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may exercise all such powers of the corporation and do all such lawful acts on its behalf as are not by the DGCL or by the Certificate or by these By-Laws directed or required to be exercised by the stockholders.

3.2           Qualifications.

Directors need not be stockholders of the corporation, citizens of the United States or residents of the State of Delaware.

3.3           Number.

Subject to the rights, if any, of the holders of any series of preferred stock then outstanding to elect directors under specified circumstances, the authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least three members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.4           Advance Notice of Director Nominations.

(a)          Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 3.4.

(b)          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.7 of these By-laws, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or on which Public Announcement of the date of the special meeting was made by the corporation, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)          To be in proper written form, a stockholder’s notice to the secretary must set forth:

(i)          as to each person whom the stockholder proposes to nominate for election as a director (a “nominee”): (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (f) any other information relating to such person that would be required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by the SEC (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

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(ii)         as to such stockholder giving notice: (a) the information required to be provided pursuant to Section 2.7 (including without limitation (1) all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (2) all information required to be disclosed by the stockholder under Regulation 14A under the Exchange Act, and (3) to the extent that Section 2.7 refers to other business between the stockholder providing notice and any other person, for the purpose of this Section 3.4, such business shall mean the nomination of the individual(s) for election to the Board); (b) in lieu of the information required by Section 2.7(c)(viii), a statement whether either such stockholder or Stockholder Associated Person intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such statement, a “Nominee Solicitation Statement”); and (c) as to the stockholder giving the notice and the Stockholder Associated Person(s), if any, on whose behalf the nomination is made, such stockholder’s and Stockholder Associated Person’s written consent to the public disclosure of information provided pursuant to this Section 3.4.

(d)          At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 3.4.

(e)          Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 3.4. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if the chairman should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder, as defined in Section 2.7(d) of these By-Laws) is not present at the meeting to present such nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.

(f)          Notwithstanding the foregoing provisions of this Section 3.4, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.4.

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3.5           Election, Qualification and Term of Directors.

Except as provided in Section 3.6 and Section 3.7 of these By-laws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate or these By-laws. The Certificate or these By-laws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office for a term expiring at the annual meeting of stockholders next succeeding his or her election and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either be set forth or submitted with information from which it can be determined that the electronic transmission was authorized.

3.6           Resignation and Removal.

Any director may resign at any time by written notice (including by electronic transmission) to the corporation. Such notice shall take effect at the time therein specified or, if no time is specified immediately, and, unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any director or the whole Board may be removed, with cause, by the holders of a majority of the shares entitled to vote at an election of directors, and any director or the whole board of directors may be removed without cause by the holders of a majority of the shares of the class then entitled to vote for the election of the director or directors sought to be removed. Any such removal shall be without prejudice to the rights, if any, of the director so removed under any contract of service or other agreement with the corporation.

3.7           Vacancies.

Unless otherwise provided in the Certificate or these By-laws and subject to the rights, if any, of the holders of any series of preferred stock of the corporation then outstanding and unless the Board otherwise determines, any vacancy in the Board occurring by reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by a majority of the directors then in office elected by the holders of the shares of the class entitled to vote at an election of directors for the vacancy sought to be filled, although such majority is less than a quorum, or by the sole remaining director of such class, or by the stockholders of such class. Each director elected to fill a vacancy shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise. If one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, elected by the holders of the shares of the Class entitled to vote at an election of directors for the vacancy sought to be filled, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

3.8           Meetings of the Board of Directors.

(a)          Regular Meetings.

Regular meetings of the Board may be held, without notice, at such times and places as shall from time to time be fixed in advance by resolution of the Board.

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(b)          Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the President, and, at the written request of a majority of the members of the whole Board, shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The person(s) authorized to call the special meetings of the Board may fix the place and time of the meeting.  Notice of the time and place of special meetings shall be: delivered personally by hand, by courier or by telephone; sent by United States first-class mail, postage prepaid; sent by facsimile; or sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.  If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the corporation’s principal executive office nor the purpose of the meeting.

(c)          Chairman of the Meeting.

The Chairman of the Board, if present and acting, shall preside at all meetings of the Board. Otherwise, the Vice-Chairman, the Chief Executive Officer or the President, if present and acting, or any other director chosen by the Board, shall preside.

(d)          Quorum and Voting.

At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except when a vacancy or vacancies prevents such a majority, whereupon a majority of the directors in office or appointed to such committee shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board, as the case may be. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute or the Certificate or these By-Laws. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors of the corporation are directors or officers, or have a financial interest. If a quorum shall not be present at any meeting of the Board, the members of the Board present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

(e)          Location of Meetings; Telephone Participation.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(f)          Adjourned Meeting; Notice.

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9           Waiver of Notice.

Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these By-laws.

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3.10         Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate or these By-laws, any action required or permitted to be taken at any meeting of the Board, may be taken without a meeting if all members of the Board, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11         Compensation of Directors.

Unless otherwise restricted by the Certificate or these By-laws the Board is authorized to make provision for reasonable compensation to its members for their services as directors and to fix the basis and conditions upon which this compensation shall be paid. Any director may also serve the corporation in any other capacity and receive compensation therefor in any form.

3.12         Reliance on Books and Records.

A member of the Board or of any committee thereof designated by the Board as provided in these By-laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the corporation.

3.13         Chairman of the Board.

The Board shall elect one of its members to be chairman of the Board and may elect one (1) or more members of the Board to act as co-chairman or vice chair in its discretion. The Board shall fill any vacancy in the position of chairman of the Board at such time and in such manner as the Board shall determine. Unless otherwise determined by the Board, neither the chairman of the Board nor any co-chairman or vice chair of the Board shall be considered an officer of the corporation solely by virtue of such position.

3.14         Duties.

The director(s) holding the positions set forth below shall have the powers and duties set forth below unless otherwise determined by the Board.

(a)          Duties of the Chairman of the Board. The chairman of the Board shall if present, preside at meetings of the stockholders and the Board, unless the Board determines otherwise, and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these By-laws.

(b)          Duties of Vice-Chair of the Board. Any vice chair shall preside at meetings of the stockholders and at meetings of the Board in the absence of the chairman, unless the Board determines otherwise. The vice chair shall have such authority as specified by the chairman, the Board or these By-laws.

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aRTICLE IV - COMMITTEES OF DIRECTORS

4.1           Designation of Committees.

The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board may add or remove members of any committee from time to time in its discretion. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these By-laws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer. Each committee will comply with all applicable provisions of: the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the rules and requirements of The Nasdaq Stock Market or the New York Stock Exchange, as applicable, and will have the right to retain independent legal counsel and other advisers at the corporation’s expense.

4.2           Tenure; Reports; Procedures.

Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board as and when requested by the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these By-laws or, to the extent not prescribed herein, as may be prescribed by the Board.

4.3           Meetings and Actions of Committees.

(a)          Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)          Section 3.8 (e) (place of meetings and meetings by telephone);

(ii)         Section 3.8 (a) (regular meetings);

(iii)        Section 3.8 (b) (special meetings and notice);

(iv)        Section 3.8 (d) (quorum and voting);

(v)         Section 3.9 (waiver of notice);

(vi)        Section 3.10 (action without a meeting); and

(vii)       Section 3.8 (f) (adjournment and notice of adjournment)

with such changes in the context of those By-laws as are necessary to substitute the committee and its members for the Board and its members.

(b)          Notwithstanding the foregoing:

(i)          the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)         special meetings of committees may also be called by resolution of the Board; and

(iii)         notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

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aRTICLE V - OFFICERS

5.1           Officers.

The officers of the corporation shall include the chief executive officer, the president, the chief financial officer, and the secretary. The corporation may also have, at the discretion of the Board, a controller, one or more vice presidents, one or more assistant vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries, and any such other officers with such powers and duties as the Board shall deem necessary, as may be appointed in accordance with the provisions of these By-laws. Any number of offices may be held by the same person. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board.

5.2           Appointment of Officers.

The Board shall appoint the officers of the corporation annually at its first meeting following the meeting of the stockholders at which the Board was elected, except that the corporation may appoint such other officers in accordance with the provisions of Sections 5.3 of these By-laws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

5.3           Subordinate Officers.

The Board may appoint, or empower the chief executive officer and/or one or more presidents of the corporation, to appoint and set the compensation of, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board or the chief executive officer (if so designated by the Board) may from time to time determine.

5.4            Removal and Resignation of Officers.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board, whether or not any other person shall have been elected or appointed to succeed him.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5           Vacancies in Offices.

Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.2.

5.6           Chief Executive Officer.

Subject to the control of the Board and any supervisory powers the Board may give to the chairman of the Board, the chief executive officer shall, together with the president or presidents of the corporation, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall, together with the president or presidents of the corporation, also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board. In the absence of the chairman of the Board, the chief executive officer shall serve as chairman of and preside at all meetings of the stockholders. In the absence of the chairman of the Board, the chief executive officer, if such officer is a director, shall preside at all meetings of the Board.

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5.7           President(s).

Subject to the control of the Board and the chief executive officer (if the positions of the chief executive officer and the president are not held by the same persons), and any supervisory powers the Board may give to the chairman of the Board and the chief executive officer (where the position of the chief executive officer is filled by a different individual than who is the president), the president or presidents of the corporation shall, together with the chief executive officer, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board are carried into effect. A president shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-laws, or the chairman of the Board and the chief executive officer.

5.8           Vice-Presidents.

In the absence or disability of any president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of a president. When acting as a president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, that president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-laws, the chairman of the Board, the chief executive officer or, in the absence of a chief executive officer, one of more of the presidents.

5.9           Secretary.

(a)          The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show:

(i)          the time and place of each meeting;

(ii)         whether regular or special;

(iii)        the names of those present at directors’ meetings or committee meetings;

(iv)         the number of shares present or represented at stockholders’ meetings; and

(v)          the proceedings thereof.

(b)          The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing:

(i)          the names of all stockholders and their addresses;

(ii)         the number and classes of shares held by each;

(iii)        the number and date of certificates evidencing such shares; and

(iv)        the number and date of cancellation of every certificate surrendered for cancellation.

(c)          The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these By-laws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-laws.

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5.10         Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the chief executive officer or, in the absence of a chief executive officer, any president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these By-laws. The chief financial officer may be the treasurer of the corporation.

5.11         Treasurer.

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as the Board may designate. The treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the chief executive officer or, in the absence of a chief executive officer, one or more of the presidents and directors, whenever they request it, an account of all his or her transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these By-laws.

5.12         Assistant Secretary.

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws.

5.13         Assistant Treasurer.

The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or treasurer or in the event of the chief financial officer’s or treasurer’s inability or refusal to act, perform the duties and exercise the powers of the chief financial officer or treasurer, as applicable, and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws.

5.14         Representation of Shares of Other Corporations.

The chairman of the Board, the chief executive officer, any president or vice president of this corporation, of if so authorized by the Board or the chief executive officer or president, then any treasurer or secretary of this corporation, or any other person so authorized by the Board, the chief executive officer, or president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

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5.15         Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board.

aRTICLE VI - RECORDS AND REPORTS

6.1           Maintenance and Inspection of Records.

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-laws, as may be amended to date, minute books, accounting books and other records. Any such records maintained by the corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

6.2            Inspection by Directors.

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

aRTICLE VII - GENERAL PROVISIONS

7.1           Dividends and Distributions; Reserves.

Subject to all applicable provisions of the DGCL, the Certificate and any indenture or other agreement to which the corporation is a party or by which it is bound, the Board may declare to be payable, in cash, in other property or in shares of the corporation of any class or series, such dividends and distributions upon or in respect of outstanding shares of the corporation of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board may cause to be set aside, out of any funds or other property or assets of the corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in their absolute discretion, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board may deem conducive to the interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

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7.2           Checks, Notes, Etc.

All checks or other orders for the payment of money, all notes or other instruments evidencing indebtedness of the corporation and all receipts for money paid to the corporation shall be signed, drawn, accepted, endorsed or otherwise executed on its behalf, as the case may be, in such manner and by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

7.3           Fiscal Year.

The fiscal year of the corporation shall be fixed, and may from time to time be changed, by resolution of the Board.

7.4           Seal.

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.5           Voting of Securities of Other Corporations.

In the event that the corporation shall at any time or from time to time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner as may be determined by the Board.

7.6           Execution of Corporate Contracts and Instruments.

Except as otherwise provided in these By-laws, the Board, or any duly authorized officers of the corporation, may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.

7.7           Construction; Definition.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these By-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.8           Registered Stockholders.

(a)          The corporation:

(i)          shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)         shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and

(iii)        shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.9           Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate or these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these By-laws.

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7.10         Forum for Adjudication of Disputes.

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

aRTICLE VIII -       NOTICE BY ELECTRONIC TRANSMISSION

8.1           Notice by Electronic Transmission.

(a)          Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these By-laws, any notice to stockholders given by the corporation under any provision of the DGCL, the Certificate or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i)          the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii)         such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)          Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)          if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)         if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)        if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)        if by any other form of electronic transmission, when directed to the stockholder.

(c)          An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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8.2           Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3           Inapplicability.

Notice by a form of electronic transmission shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the DGCL.

aRTICLE IX - INDEMNIFICATION OF DIRECTORS,

OFFICERS AND EMPLOYEES

9.1           Right to Indemnification.

Subject to Section 9.2 of these By-laws, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, investigative or criminal, by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the corporation shall not be obligated under this Article IX to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person seeking indemnification unless such proceeding (or part thereof) was authorized in the first instance by the Board.

9.2           Authorization of Indemnification.

Any indemnification under this Article IX shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 of these By-laws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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9.3           Good Faith Defined.

For purposes of any determination under Section 9.2 of these By-laws, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on: (i) the records or books of account of the corporation or another enterprise, (ii) information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the corporation or another enterprise, or (iv) information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 9.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 9.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1.

9.4           Expenses Payable in Advance.

To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX or otherwise. Further, the corporation shall not be required to advance any expenses to a person against whom the corporation directly brings a claim alleging that such person has breached such person’s duty of loyalty to the corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

9.5           Non-Exclusivity.

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 9.1 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law, and the rights granted under such agreements or arrangements may be greater than those provided in this Article IX.

9.6           Insurance.

To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

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9.7           Certain Definitions.

For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

9.8           Survival of Indemnification and Advancement of Expenses.

The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

9.9           Limitation on Indemnification.

Notwithstanding anything contained in this Article IX to the contrary, the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the corporation.

9.10         Indemnification of Employees and Agents.

The corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article IX to directors and officers of the corporation.

9.11         Effect of Amendment or Repeal.

Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the By-laws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

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aRTICLE X - MISCELLANEOUS

10.1         Provisions of Certificate Shall Govern.

In the event of any inconsistency between the terms of these By-laws and the Certificate, the terms of the Certificate will govern.

10.2         Amendment.

A majority of the whole Board shall have the power, by resolution, to amend or repeal these By-laws or to adopt new by-laws; provided, however, that such power shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the By-laws.

*        *        *        *        *

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